THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED AUGUST ___, 2013 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGISTRAR AND TRANSFER COMPANY AS THE SUBSCRIPTION AGENT.

The Rights Offering expires at 5:00 p.m., Eastern Time, on September 20, 2013. First Security Group, Inc. (the "Company") may extend the rights offering without notice to you until October 18, 2013 (such date and time, as it may be extended, the "Expiration Date").

SUBSCRIPTION CERTIFICATE NO.

REGISTERED OWNER:

First Security Group INC.

CHATTANOOGA, TN

INCORPORATED UNDER THE LAWS OF THE STATE OF TENNESSEE

NUMBER OF RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE

SEE REVERSE FOR CERTAIN DEFINITIONS

SUBSCRIPTION CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price: $1.50 Per Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE

The Company has distributed, at no charge, to each holder of record of the Company's Common Stock, par value $0.01 per share (**"Common Stock"**), (each a **"Record Date Shareholder"**), as of 5:00 Eastern Time on April 10, 2013 (the **"Record Date"**) one subscription right (**"Subscription Right"**) for each share of Common Stock held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Shareholder to a basic subscription privilege (the **"Basic Subscription Privilege"**) and an over-subscription privilege (the **"Over-Subscription Privilege"**). The Basic Subscription Privilege gives each Record Date Shareholder the opportunity to purchase 2 shares of Common Stock at a subscription price of $1.50 per share. Fractional shares of Common Stock resulting from the exercise of the Basic Subscription Privilege will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Shareholder purchases all of the shares of Common Stock available pursuant to the Record Date Shareholder's Basic Subscription Privilege, the Record Date Shareholder may also choose to exercise an Over-Subscription Privilege, subject to certain limitations and subject to allotment, to purchase a portion of any shares of Company Common Stock that are not purchased by other Record Date Shareholders through the exercise of their Basic Subscription Privileges.

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSER COMPANY
(CRANFORD, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

DATED:

SECRETARY, CFO & EVP

FIRST SECURITY GROUP, INC.
CORPORATE
SEAL
1999
TENNESSEE

PRESIDENT & CHIEF EXECUTIVE OFFICER

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By Mail:	*By Express Mail or Overnight Courier:*
Registrar and Transfer Company ATTN: Reorg/Exchange Dept. P.O. Box 645 Cranford, NJ 07016-0645	Registrar and Transfer Company ATTN: Reorg/Exchange Dept. 10 Commerce Drive Cranford, NJ 07016

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

Method Of Exercise Of Rights

In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Rights Certificate in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on September 20, 2013, unless such date is extended by the Company to no later than October 18, 2013.

Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or bank check drawn on FSGBank, in each case payable to "Registrar and Transfer Company." You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of shares of Common Stock for which you may subscribe under your Basic Subscription Privilege are set forth on the front of this Rights Certificate. Please see the "*Subscription Rights*" section in the Prospectus for a description of the purchase limits applicable to the Rights Offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus.

Step 1 – Basic Subscription Privilege

I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of Shares of Common Stock Subscribed for Under Your Basic Subscription Privilege		Subscription Price		Payment Due Under Basic Subscription Privilege
______________	X	$1.50	=	$ ______________

Step 2 – Over-Subscription Privilege

I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

Number of Shares of Common Stock Subscribed for Under Your Over-Subscription Privilege*		Subscription Price		Payment Due Under Over-Subscription Privilege
______________	X	$1.50	=	$ ______________

***The maximum number of shares you may subscribe for under your Over-Subscription Privilege is equal to 3,329,234 shares less the number of shares you subscribed for under your full Basic Subscription Privilege.**

Step 3 – Total Shares and Total Amount Enclosed

Total Shares:		Subscription Price		**Total Amount Enclosed:**
______________	X	$1.50	=	$ ______________
Number of Shares of Common Stock Subscribed for under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)				Total Payments Due under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)

SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber(s)

____

____

(address if different than that listed on this Rights Certificate) ______________________________

____

Telephone number (including area code) ______________________________

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except to affiliates of the recipient and except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Stock is your affiliate or is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, express mail or overnight courier to Registrar and Transfer Company at the address specified above prior to the Expiration Date.

Complete the following ONLY if the shares of Common Stock subscribed for are to be issued in a name other than that of the registered holder.

Issue Shares to: ______________________________

Soc. Sec. #/Tax ID#: ______________________________

Address: ______________________________

____

____

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: ______________________________

____

Date: ______________________________

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name: ______________________________ Capacity: ______________

Soc. Sec. #/Tax ID #: ______________________________

Address: ______________________________ Phone: ______________

____

____

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm: ______________________________

Authorized Signature: ______________________________

Address: ______________________________ Name: ______________________________

____

______________________________ Title: ______________________________

City, State, Zip Code: ______________________________

____

Area Code and Telephone Number: ______________________________

Any questions regarding this Rights Certificate and Rights Offering may be directed to ______________________________.

You are advised to review the Prospectus and the Instructions as to Use of First Security Group, Inc. Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from the Company by contacting John R. Haddock, Chief Financial Officer, at 423-308-2075 or jhaddock@FSGBank.com.